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                                                                Exhibit 10.1
                               CHAIRMAN AGREEMENT


         THIS CHAIRMAN AGREEMENT is entered into as of the 12th day of April, 2002 by and between NORTH COUNTRY FINANCIAL CORPORATION (the "Company"), with its principal executive offices located at 1011 Noteware Drive, Traverse City, Michigan, and RONALD G. FORD (the "Executive").

                                    RECITALS

         The Executive has elected to retire from his position as Chief Executive Officer ("CEO") of the Company and of North Country Bank & Trust (the "Bank") effective April 30, 2002. Starting on May 1, 2002, the Company and the Executive desire the Executive to serve as the non-executive Chairman of the Company and the Bank (the "Chairman"). The purpose of this Chairman Agreement is to set forth the terms, conditions and parameters associated with the Executive serving as the Chairman.

         NOW, THEREFORE, in consideration of the premises and mutual consents and agreements contained herein, the parties hereto hereby agree as follows:

         1. Duties. The Executive will serve as the Chairman for the period beginning on May 1, 2002 and ending on April 30, 2003 (the "Term"). The Executive's primary duties will be (a) to perform those duties delegated to the Chairman under the By-Laws of the Company and the Bank, (b) to work with others at the Company and the Bank, as well as with customers of the Bank, to resolve delinquent and problem loans and make recommendations as to and otherwise address non-performing assets, and (c) to perform such other duties as shall be delegated to him by the Board of Directors of the Company or the Bank.

         2. Status as Independent Contractor. The parties hereto acknowledge and agree that the Executive shall be an independent contractor during the Term and that he shall not be deemed an employee of the Company. In acknowledging that he is providing services as an independent contractor, the Executive acknowledges and agrees that, except as specifically provided in an Amended and Restated Consulting Agreement dated December 21, 2002 between the Company and the Executive (the "Consulting Agreement"), he shall not be entitled to participate in any insurance, qualified or nonqualified benefit plans or other fringe benefits provided by the Company to its employees and that, except as required by federal, state or local law, the Company shall not be required to withhold nor shall the Company withhold any income, social security, unemployment or other taxes or similar payments from the amounts payable to the Executive hereunder. In the event the Company shall be required by law to withhold any such taxes or payments from amounts payable to the Executive hereunder, the amounts payable to the Executive shall be reduced accordingly.


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         3. Compensation. The Executive will be paid $37,500 per month, payable in arrears, starting on June 1, 2002 and ending on May 1, 2003 for serving as Chairman. With the exception of compensation and benefits that he may receive pursuant to the Consulting Agreement, the Executive will not be entitled to any other compensation or benefits from the Company other than the regular Board of Directors retainer and fees for serving on the Boards of the Company and the Bank.

         4. Reimbursement of Expenses and Office Space. The Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his duties hereunder upon submission to the Company of substantiation sufficient to comply with the applicable rules promulgated under the Internal Revenue Code from time to time. Upon the Executive's request, the Company shall, during the Term and at its expense, furnish the Executive with secretarial services and office space sufficient for the Executive to perform his duties hereunder at a location mutually convenient for the Company and the Executive.

         5. Consequences of the Executive's Death or Disability, Voluntary Termination or Termination by the Company for Cause.

                  A. Death or Disability. The Executive's obligations under this Chairman Agreement shall terminate upon the death or Disability of the Executive. In the event of the death or Disability of the Executive, the Company's obligations to pay the compensation discussed in Paragraph 3 shall not terminate and shall continue for the Term hereof. The Company shall have the obligation to reimburse the Executive for expenses allowed under Paragraph 4 hereof which were incurred prior to the date of death or Disability. For purposes of this Chairman Agreement, the Executive shall have suffered a "Disability" if he is disabled within the meaning of the Company's long-term disability plan. If the Company does not have such a plan, the Executive shall have suffered a "Disability" if he is unable to perform his duties with or without reasonable accommodation for ninety (90) consecutive business days or one hundred twenty (120) business days in the aggregate during a 365-day period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, provided if the parties are unable to agree, the parties shall request that the President of the Schoolcraft County Medical Society choose such physician.

                  B. Voluntary Termination. This Chairman Agreement may be voluntarily terminated upon the mutual written agreement between the parties. In such case, the Company's obligation to pay the compensation discussed in Paragraph 3 shall not terminate and shall continue for the Term. However, in the event that the Executive voluntarily terminates or ceases to fulfill the Executive's obligations pursuant to this Chairman Agreement, other than for good cause attributable to the Company, then and in such case, the Executive shall no longer

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         be entitled to receive any further compensation provided under
         Paragraph 3 hereof.

                  C. Termination by the Company for Cause. The Company may terminate the Executive's services hereunder for Cause. There will be Cause for termination under any of the following circumstances: (i) any act of Personal Dishonesty (as hereinafter defined) by the Executive;
         (ii) any act of Willful Misconduct (as hereinafter defined) by the Executive; (iii) any act by the Executive constituting a breach of his fiduciary duty to the Company which results in gain to, or personal enrichment of, the Executive at the Company's expense; or (iv) any breach by the Executive of Paragraph 6A through 6D of the Consulting Agreement (noncompetition, confidential information, and nonsolicitation). For purposes of this Chairman Agreement: "Personal Dishonesty" means conduct on the part of the Executive which evinces a want of integrity or an intentional breach of trust and which directly causes material injury to the Company; and "Willful Misconduct" means conduct on the part of the Executive which evinces a deliberate disregard of the interest of the Company and which causes material injury to the Company. The Executive acknowledges and agrees that if he is terminated for cause pursuant to this Paragraph 5C, he shall no longer be entitled to receive any further compensation provided under Paragraph 3 hereof.

                  D. Termination Notice and Procedure. Any termination by the Company for Cause pursuant to Paragraph 5C hereof shall be made by written Notice of Termination to the Executive delivered by hand or certified mail (postage prepaid), return receipt requested, addressed, to the Executive at the address set forth on the signature page of this Chairman Agreement (or such other address as shall be specified in writing by either party to the other). Any such Notice of Termination shall be made in accordance with the following procedures:

                           (i) Any Notice of Termination for Cause shall
                  indicate the specific termination provision in this Chairman Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

                           (ii) Any Notice of Termination for Cause shall be
                  approved by a resolution duly adopted by a majority of the Directors of the Company (or any successor corporation) then in office, specifying in detail the basis for such termination.

                           (iii) In the event of a purported termination by the
                  Company for Cause, if within thirty (30) days following the date of receipt of the Notice of Termination, the Executive notifies the Company that a dispute exists concerning the basis for termination, this Chairman Agreement shall not be terminated until the dispute is finally resolved either by mutual written

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                  agreement of the parties, or by arbitration pursuant to
                  Paragraph 9E hereof.

                  6. Release as Precondition to this Chairman Agreement. Notwithstanding the foregoing, the Company will not pay to the Executive, and the Executive will not have any right to receive any payments described in Paragraphs 3 and 4, above, unless and until the Executive or his legal representative (in the case of the Executive's death or if the Executive is disabled such that he is unable to consent) executes, and there shall be effective following any statutory period for revocation, a release, in a form reasonably acceptable to the Company, that irrevocably and unconditionally releases, waives, and fully and forever discharges the Company and its past and current shareholders, members of the Board of Directors, officers, employees, and agents from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of the Executive's employment with the Company, including without limitation claims arising under the Age Discrimination in Employment Act of 1977, as amended, Title VII of the Civil Rights Act of 1974, as amended, the Civil Rights Act of 1991, as amended, the Equal Pay Act, as amended, and any other federal, state, or local law or regulation.

         7. Effect on Other Agreements. An Amended and Restated Employment Agreement between the Executive and the Company dated December 21, 2002 (the "Employment Agreement") will terminate at the close of business on April 30, 2002, unless otherwise earlier terminated, and thereafter, the Executive will not be entitled to any further cash payments or benefits thereunder other than those accrued prior to May 1, 2002. Specifically, the Executive will not be entitled to any payments under Section 8 of the Employment Agreement. The term of the Consulting Agreement will begin, in accordance with its terms, on May 1, 2002, immediately subsequent to the retirement by the Executive from his employment as CEO of the Company and the Bank. This Chairman Agreement does not affect or supersede any provision of the Consulting Agreement.

         8. Successors. This Chairman Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Chairman Agreement shall inure to the benefit of and be binding upon the Company and its successors.

         9. Miscellaneous.

                  (a) This Chairman Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws. The captions of this Chairman Agreement are not part of the provisions hereof and shall have no force or effect. This Chairman Agreement may not be amended or modified otherwise than by a written agreement executed by

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         the Company and the Executive or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, delivered by overnight courier, or by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:       Ronald G. Ford
                                             1385 Opal Lake Road
                                             Gaylord, MI  49735

                  If to the Company:         North Country Financial Corporation
                                             1011 Noteware Drive
                                             Traverse City, Michigan  49686
                                             Attention: Compensation Committee
                                                          Chairperson


         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Chairman Agreement shall not affect the validity or enforceability of any other provision of this Chairman Agreement. By way of example and not by wary of limitation, if any payments provided for hereunder are found to be beyond limits permissible to be paid by the Company or the Bank by statute or regulation, it is intended that the payments shall be made to the maximum of any such lesser amount as is permissible to be paid by the Company or the Bank.

                  (d) The failure by the Executive or the Company to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (e) Any controversy or claim arising out of or relating to this Chairman Agreement or the breach hereof, other than a controversy or claim arising in connection with Section 5C hereof where the Company is seeking injunctive relief, shall be settled exclusively by arbitration by a single arbitrator mutually agreed to by the disputing parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Such arbitration shall be held in Traverse City, Michigan or such other place as is mutually agreed to by the disputing parties. Judgment on the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. The Arbitrator may award costs

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         and reasonable attorneys' fees to the prevailing party in any arbitration conducted pursuant to this Chairman Agreement.

                   (f) This Chairman Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Chairman Agreement as of the date first above written.


                          COMPANY: NORTH COUNTRY FINANCIAL CORPORATION:


                          By:      /s/ Sherry Littlejohn
                                   ----------------------------------------
                                   Sherry Littlejohn, its President & Authorized Signatory


                          EXECUTIVE: RONALD G. FORD:


                          /s/ Ronald G. Ford
                          ---------------------------------------------------
                          Ronald G. Ford



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